Exhibit 10.1

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

AMENDMENT NO. AR5 TO

AMENDED AND RESTATED COLLABORATION AND LICENSE AGREEMENT

This Amendment No. AR5 to the Amended and Restated Collaboration and License Agreement (the “Amendment No. AR5”), effective as of August 4, 2023 (the “Amendment No. AR5 Effective Date”), is by and between D. E. Shaw Research, LLC, a Delaware limited liability company located at 120 West 45th Street, 39th Floor, New York, NY 10036 (“DESRES”), and Relay Therapeutics, Inc., a Delaware corporation located at 399 Binney Street, Cambridge, MA 02139 (“Company”). DESRES and Company are each sometimes referred to herein as a “Party” or collectively as the “Parties”.

WHEREAS, DESRES and Company are parties to the Amended and Restated Collaboration and License Agreement, effective as of June 15, 2020, as amended by Amendment No. AR1 effective as of February 4, 2021, Amendment No. AR2 effective as of May 12, 2021, Amendment No. AR3 effective as of January 27, 2022, and Amendment No. AR4 effective as of March 22, 2023 (collectively, the “Agreement”);

WHEREAS, the Parties desire to clarify the categorization of certain Targets by mutual agreement, as set forth below;

NOW THEREFORE, the Parties agree, in accordance with Section 17.4 of the Agreement, as follows:

1.
On and after the Amendment No. AR5 Effective Date, by mutual agreement of the Parties:
2.
Section 4.5 of the Agreement is hereby amended by adding the following new Section 4.5(d):

(d) Any [***] with which a targeted protein degrader that is designed to Interact with any Category 1 Target is also designed to Interact is and shall be deemed to be a Category 3 Target unless and until the Parties designate such [***] as a Category 1 Target or Category 2 Target in accordance with Section 4.7(e) of this Agreement.

3.
Capitalized terms used in this Amendment No. AR5 and not defined herein shall have the respective meanings given to such terms in the Agreement.
4.
This Amendment No. AR5 does not amend any terms of the Agreement except as explicitly set forth herein. After the Amendment No. AR5 Effective Date, references to the “Agreement” shall mean the Amended and Restated Collaboration and License

Agreement by and between the Parties effective as of June 15, 2020, as amended by Amendment No. AR1, Amendment No. AR2, Amendment No. AR3, Amendment No. AR4, and this Amendment No. AR5.
5.
Counterparts. This Amendment No. AR5 may be executed in any number of counterparts, each of which will be deemed an original, but all of which taken together shall constitute one single agreement between the Parties. This Amendment No. AR5 may be executed by the exchange of signature pages in electronic format (including PDF) or digital signatures.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Amendment No. AR5 to be executed by their duly authorized representatives.

D. E. Shaw Research, LLC	Relay Therapeutics, Inc.
By: /s/ Jennifer McGrady	By: /s/ Brian Adams
Name: Jennifer McGrady	Name: Brian Adams
Title: Authorized Signatory	Title: Chief Legal Officer